Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Summus, Inc. (USA) (Form S-8) pertaining to the Amended and Restated Summus, Inc. (USA) 2000 Equity Compensation Plan, of our report dated March 15, 2002 with respect to the financial statements of Summus, Inc. (USA) included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

              /s/ Ernst&Young LLP

Raleigh, North Carolina

April 8, 2002